                                                                    EXHIBIT 23.1

                       CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of E*TRADE Group, Inc. on Form S-3 of our report dated October 13, 1999 (March 15, 2000 as to the second paragraph of note 1), appearing in the Annual Report on Form 10-K/A of E*TRADE Group, Inc. for the year ended September 30, 1999.

Deloitte & Touche LLP

San Jose, California
July 14, 2000